Filed Pursuant to Rule 424(b)(5)

Registration No. 333-194706

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 25, 2014)

ENSYNC, INC.

7,150,000 Shares of Common Stock

This is a firm commitment public offering of 7,150,000 shares of our common stock. Our common stock is traded on the NYSE MKT under the symbol “ESNC.” On June 20, 2017, the last reported sale price of our common stock on the NYSE MKT was $0.52 per share.

As of June 20, 2017, the aggregate market value of our outstanding common stock held by non-affiliates was $19,932,125 based on 48,010,347 shares of outstanding common stock, of which 28,073,416 shares are held by non-affiliates, and a per share price of $0.71 based on the last reported sale price of our common stock on the NYSE MKT on May 5, 2017. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

An investment in our common stock involves significant risks. See “Risk Factors,” beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

	Per Share	Total
Public offering price	$0.3500	$2,502,500
Underwriting discount (1)	$0.0245	$175,175
Proceeds, before expenses, to us	$0.3255	$2,327,325

(1)	The underwriters will receive compensation in addition to the underwriting discount listed above. See “Underwriting” beginning on page S-24 of this prospectus supplement for a description of the compensation payable to the underwriters.

Certain of our directors and their affiliates intend to purchase up to $200,000 of the shares of our common stock, in the aggregate, to be sold in this offering at the public offering price and on the same terms as the other purchasers in this offering.

We have granted the underwriters a 45-day option to purchase up to 1,072,500 additional shares from us at the public offering price, less the underwriting discount, to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to the purchasers on or about June 27, 2017.

Roth Capital Partners

The date of this prospectus supplement is June 22, 2017.

TABLE OF CONTENTS

Prospectus Supplement

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined together with all documents incorporated by reference.

In this prospectus supplement, the “Company,” “EnSync,” “we,” “us” and “our” and similar terms refer to EnSync, Inc. and its subsidiaries. References to our “common stock” refer to the common stock of EnSync, Inc.

This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the underwriters have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates, regardless of time of delivery. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

Certain information set forth in this prospectus supplement, set forth in the accompanying prospectus or incorporated by reference herein or therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. All statements other than statements of historical facts included in this prospectus supplement regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding:

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•	our relationship with SPI Energy Co., Ltd. (“SPI”);

•	expected future operating results;

•	our ability to achieve profitability;

•	market acceptance of our technology;

•	our ability to differentiate our products from those of our competitors;

•	expectations concerning adoption of alternative energy solutions by businesses and consumers;

•	expectations concerning our PPA strategy;

•	our project backlog, the revenues we expect to generate from our PPA agreements and the timing thereof;

•	the development of the “Internet of Energy” market for our products and services;

•	the ability of our products to reduce the cost of electricity and increase financial returns for our customers;

•	the anticipated results of our product development efforts;

•	expectations regarding increased operations and employee headcount; and

•	other expectations regarding our business strategy.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, under “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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PROSPECTUS SUMMARY

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in our common stock. Please read this entire prospectus supplement and the accompanying prospectus, including the risk factors, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, carefully before deciding to invest in our common stock.

About EnSync, Inc.

EnSync, Inc. (NYSE MKT: ESNC) and its subsidiaries develop, license, and manufacture innovative energy management systems solutions serving the commercial and industrial (“C&I”) building, utility, and off-grid markets. Incorporated in 1998, EnSync is headquartered in Menomonee Falls, Wisconsin, USA with offices in Madison, Wisconsin, Petaluma, California, Honolulu, Hawaii and Shanghai, China. We regularly use the name EnSync Energy Systems for marketing and branding purposes.

EnSync develops and commercializes distributed energy resource systems and internet of energy control platforms aiming to ensure the most cost-effective and resilient electricity, delivered from an electrical infrastructure that prioritizes the use of all available resources, including renewables, energy storage and the utility grid. As a project developer, our distinctive engagement methodology encompasses load analysis, system design consulting and technical and financial modeling to ensure energy systems are sized and optimized to meet the performance and value goals of our customers. EnSync delivers fully integrated systems utilizing proprietary direct current power control hardware, energy management software, and extensive experience with energy storage technologies. Our internet of energy control platform adapts to ever-changing generation and load variables, as well as changes in utility prices and programs, aiming to ensure the means to make and/or save money behind-the-meter while concurrently providing utilities the opportunity to use distributed energy resource systems for various grid enhancing services. The Company also develops and commercializes energy management systems for off-grid applications such as island or remote power.

Power Purchase Agreements

In addition to customer-direct systems sales, we recently began addressing our target markets through the use of power purchase agreements (“PPAs”). Under this PPA structure, we agree to develop and supply a system that uses our and other companies’ products and the offtaker agrees to purchase electricity from the completed system at a fixed rate for typically a 20-year period. Through these arrangements, the offtaker receives the benefit of a low and fixed price for electricity without incurring the capital expenditures required to develop and build the system.

Because building these PPA projects requires significant long-term capital outlays, we do not intend to own the PPA systems and seek to sell them to third parties once we have completed the site development process. Site development activities include: (i) finalizing the engineering design of the system, (ii) applying for and receiving the necessary permits for construction of the system and (iii) negotiation of an interconnection agreement with the local utility. This site development process typically takes three to four months.

We typically do not begin construction of a specific project until it has been sold to a third party. Accordingly, during the site development process, we engage in a sale process and provide interested purchasers with information related to the system. The purchase price for a particular system is determined through a formula that we believe is customary in the solar industry that takes into account the revenue stream to be received from the offtaker discounted to present value based on customary internal rates of return for similar projects, the costs of completing, maintaining and administering the system and certain other factors.

Once the system has been sold, we begin construction which includes procurement of the necessary equipment, physical construction, and commissioning of the system. The construction period varies based on many internal and external factors, but is typically completed within 6 to 9 months.

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Our sales agreement with the buyer of the system typically provides for us to receive an upfront payment and additional progress payments to be made based upon achievement of certain key construction and commissioning milestones.

We recognize revenue from these PPA arrangements on a percentage of completion basis as we build out and commission the system. Any excess cash received from the system purchaser in excess of recognized revenue is recorded as deferred revenue and carried as a liability on our consolidated financial statements. Based on our experience to date, we expect to recognize all revenue from a particular PPA system typically within 12 months of the signing of the related PPA agreement.

We may also enter into a service agreement with the owner of a PPA system pursuant to which we provide ongoing administrative, operating and maintenance services. These agreements usually have a term which matches the PPA term. We recognize revenue from a service agreement ratably over the life of the related agreement.

Project Backlog

We report as “project backlog” the unrecognized sales price of any PPA system sold to a third party as well as our estimate of the sales price of any PPA system for which we have signed an agreement with the offtaker but which has not yet been sold to a third party. For unsold systems, we estimate the price a third party would pay for the system based on metrics similar to those used to price the PPA systems we have sold, which we believe are standard in the solar power industry. As of May 11, 2017, our project backlog was approximately $13.4 million.

A number of factors may cause the revenue we ultimately recognize from our project backlog to be different than our estimates. See “The estimated value of our project backlog is subject to certain assumptions, and we may experience a delay in recognizing the revenue from our project backlog, or we may not ultimately recognize such revenue.” In the section titled “Risk Factors” beginning on Page S-7 of this prospectus supplement for certain risks associated with our project backlog and related revenue recognition.

Recent Developments

SPI Energy Co., Ltd.

In July 2015, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with SPI Energy Co., Ltd. (“SPI”), (formerly known as Solar Power, Inc.), pursuant to which we sold to SPI for an aggregate purchase price of $33,390,000 a total of (i) 8,000,000 shares of common stock (the “Purchased Common Shares”) and (ii) 28,048 shares of Series C Convertible Preferred Stock (the “Purchased Preferred Shares”) which were potentially convertible, subject to the completion of projects under our supply agreement with SPI (as described below), into a total of up to 42,000,600 shares of Common Stock. The aggregate purchase price for the Purchased Common Shares was based on a purchase price per share of $0.6678. The aggregate purchase price for the Purchased Preferred Shares was determined based on a price of $0.6678 per common share equivalent. Pursuant to the Purchase Agreement, SPI was also issued a warrant to purchase 50,000,000 shares of Common Stock for an aggregate purchase price of $36,729,000 (the “Warrant”).

We also entered into a supply agreement with SPI pursuant to which we agreed to sell and SPI agreed to purchase certain products and services offered by us from time to time, including certain energy management system solutions for solar projects (the “Supply Agreement”). The Supply Agreement contemplated the sale of at least (i) 5 megawatts of Products and Services (as defined in the Supply Agreement) within the first year, (ii) an additional 10 megawatts in the second year, (iii) an additional 10 megawatts in the third year, and (iv) an additional 15 megawatts in the fourth year. We had planned on achieving a significant amount of revenues under the Supply Agreement. SPI never made any purchases under the Supply Agreement. Due to SPI’s failure to meet its purchase obligations, on May 4, 2017, the Company terminated the Supply Agreement. As a result of the termination of the Supply Agreement, it is no longer possible for SPI to satisfy the conditions that would have enabled it to convert the Purchased Preferred Shares or exercise the Warrant.

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Corporate Information

Our executive offices are located at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051, and our telephone number is 262.253.9800. Our Internet address is www.ensync.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Common stock offered by us:	7,150,000 shares.

Shares of common stock outstanding after the offering (1):	55,160,347 shares (or 56,232,847 shares if the underwriters’ over-allotment option is exercised in full).

Over-allotment option:	We have granted the underwriters a 45-day option to purchase up to 1,072,500 additional shares of our common stock from us at the public offering price, less the underwriting discount, to cover over-allotments, if any.

Use of proceeds:	We intend to use the net proceeds from the offering to fund the development of distributed energy resource projects and for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors:	An investment in our common stock involves significant risks. See “Risk Factors,” beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

NYSE MKT Listing:	Our common stock is listed on the NYSE MKT under the symbol “ESNC.”

(1)	The number of shares of our common stock to be outstanding after this offering is based on 48,010,347 shares of our common stock outstanding as of March 31, 2017 and excludes, as of that date, the following:

•	3,420,885 shares of our common stock issuable upon conversion of outstanding shares of Series B preferred stock;

•	818,506 shares of our common stock issuable pursuant to outstanding warrants having a weighted average exercise price of $2.55;

•	7,041,250 shares of our common stock issuable pursuant to outstanding stock options having a weighted average exercise price of $0.82;

•	5,592,696 shares of our common stock issuable pursuant to outstanding restricted stock unit awards;

•	2,786,460 shares of common stock reserved for future grants and awards under our 2010 Omnibus Long-Term-Incentive Plan;

•	1,710,989 shares of common stock reserved for future grants and awards under our 2012 Non-Employee Director Equity Compensation Plan; and

•	shares of our common stock issuable upon exercise of the warrants issued in connection with this offering.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

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RISK FACTORS

Investing in our common stock involves risk. In addition to the other information included and incorporated by reference into this prospectus, including the matters addressed in “Cautionary Statement About Forward-Looking Information” above, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment. See “Where You Can Find More Information” and “Information Incorporated by Reference” below.

Risks Relating to Our Business

We have incurred losses since our inception in 1998 and anticipate incurring continuing losses.

For the fiscal year ended June 30, 2016, we had revenues of $2,100,023. During this period, we had a net loss of $17,876,058, which includes the net loss attributable to the noncontrolling interest. There can be no assurance that we will have income from operations or net income in the future. As of March 31, 2017, we had an accumulated deficit of $133,923,648. In addition, for the quarter ended March 31, 2017, we had revenues of $50,505 and a net loss of $4,454,114, which includes the net loss attributable to the noncontrolling interest. We anticipate that we will continue to incur losses and operating cash flow deficits until we are able to increase our revenues to a level at which we become profitable. However, we cannot predict when we will operate profitably, if ever. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future.

We may require a substantial amount of additional funds to finance our capital requirements and the growth of our business, and we may not be able to raise a sufficient amount of funds, or be able to do so on terms favorable to us and our shareholders, or at all.

We have incurred losses since our inception in 1998 and expect to continue to incur losses until we are able to significantly grow our revenues. Accordingly we may need additional financing to remain in operation and to maintain and expand our business, and such financing may not be available on favorable terms, if at all. In the event that we issue any additional equity securities, investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. Further, any such issuance may result in a change in control.

If we are unable to obtain the necessary funds on acceptable terms, we may not be able to:

•	execute our growth plan;
•	take advantage of future opportunities;
•	respond to customers and competition; or
•	remain in operation.

We may issue debt and/or senior equity securities in the future which would be senior to our common stock upon liquidation. Upon liquidation, holders of our debt securities, senior equity securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. As a result of the significant number of convertible preferred shares outstanding, our common shareholders may receive nothing in the case of a liquidation event.

Our stock price could be volatile and our trading volume may fluctuate substantially.

The price of our common stock has been and may in the future continue to be extremely volatile, with the sale price fluctuating from a low of $0.13 to a high of $30.00 since June 18, 2007, the first day our stock was traded on the NYSE MKT. Many factors could have a significant impact on the future price of our common stock, including:

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•	the various risks and uncertainties discussed herein;
•	general domestic and international economic conditions and other external factors;
•	general market conditions; and
•	the degree of trading liquidity in our common stock.

In addition, the stock market has from time to time experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies which may be unrelated to the operating performance of those particular companies. These broad market fluctuations may adversely affect our share price, notwithstanding our operating results.

For the three-month period ended March 31, 2017, the daily trading volume for shares of our common stock ranged from 14,200 to 564,100 shares traded per day, and the average daily trading volume during such three-month period was 82,372 shares traded per day. Accordingly, our investors who wish to dispose of their shares of common stock on any given trading day may not be able to do so or may be able to dispose of only a portion of their shares of common stock.

Melodious Investments Company Limited and its affiliates (the “Melodious Group”) could sell or transfer a substantial number of shares of our common stock, which could depress the price of our securities or result in a change in control of the Company.

The Melodious Group currently owns 16,550,993 shares of our common stock. The Melodious Group does not have any contractual restrictions on its ability to sell or transfer our common stock on the open market, in privately negotiated transactions or otherwise, and these sales or transfers could create substantial declines in the price of our securities or, if these sales or transfers were made to a single buyer or group of buyers, could contribute to a transfer of control of the Company to a third party. Sales by the Melodious Group of a substantial number of shares, or the expectation of such sales, could cause a significant reduction in the market price of our common stock.

Our industry is highly competitive and we may be unable to successfully compete.

We compete in the market for renewable energy products and services, which is intensely competitive. Evolving industry standards, rapid price changes and product obsolescence also impact the market. Our competitors include many domestic and foreign companies, most of which have substantially greater financial, marketing, personnel and other resources than we do. Our current competitors or new market entrants could introduce new or enhanced technologies, products or services with features that render our technologies, products or services obsolete, less competitive or less marketable. Our success will be dependent upon our ability to develop products that are superior to existing products and products introduced in the future, and which are cost effective. In addition, we may be required to continually enhance any products that are developed as well as introduce new products that keep pace with technological change and address the increasingly sophisticated needs of the marketplace. Even if our current technologies prove to be commercially feasible, there is extensive research and development being conducted on alternative energy sources that may render our technologies and protocols obsolete or otherwise non-competitive.

There can be no assurance that we will be able to keep pace with the technological demands of the marketplace or successfully develop products that will succeed in the marketplace. As a small company, we will be at a competitive disadvantage to most of our competitors, which include larger, established companies that have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than us. There can be no assurance that we will have the capital resources available to undertake the research that may be necessary to upgrade our equipment or develop new devices to meet the efficiencies of changing technologies. Our inability to adapt to technological change could have a materially adverse effect on our results of operations.

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Our ability to achieve significant revenue growth will be dependent on the successful commercialization of our products, including our Matrix Energy Management System, Agile Hybrid Storage System, SuperModule Containerized Energy Storage System and DER Flex Internet of Energy Control Platform.

We anticipate that a substantial majority of our revenue in fiscal year 2018 will come from certain of our products, including our Matrix Energy Management System, Agile Hybrid Storage System, SuperModule Containerized Energy Storage System and DER Flex Internet of Energy Control Platform. If these products do not meet with market acceptance, our business, financial condition and results of operations will be adversely affected. A number of factors may affect the market acceptance of our products, including, among others:

•	the price of our products relative to other products either currently available or subsequently introduced;
•	the perception by potential customers and strategic partners of the effectiveness of our products for their intended purposes;
•	our ability to fund our manufacturing, sales and marketing efforts; and
•	the effectiveness of our sales and marketing efforts.

Our products are and will be sold in new and rapidly evolving markets. As such, we cannot accurately predict the extent to which demand for these products will increase, if at all. We do not know whether our targeted customers will accept our technology or will purchase our products in sufficient quantities to allow our business to grow. To succeed, demand for our products must increase significantly in existing markets, and there must be strong demand for products that we introduce in the future. The commercial success of our new products is also dependent on the design and development of an efficient and cost effective means to integrate such products into existing electrical systems.

To achieve profitability, we will need to expand our sales, lower our costs and increase our margins, which we may not be able to do.

To achieve profitability we will need to expand our sales, lower our costs and increase our margins. These efforts may fail due to unforeseen factors. Our failure to lower our costs could make our products less competitive and harm our ability to grow our revenues. Our inability to lower our costs and increase our margins could have a materially adverse effect on our financial condition and results of operations.

If our products do not perform as planned, we could experience increased costs, lower margins and harm to our reputation.

We endeavor to monitor the effectiveness and performance of our products and services and implement procedures and programs in attempts to ensure such effectiveness. However, the failure of our products to perform as planned could result in increased costs, lower margins, and harm to our reputation which could have a material adverse effect on our business and financial results. For example, in the fourth quarter of fiscal 2014, we launched a product upgrade initiative for certain of our deployed ZBB EnerStore zinc bromide flow batteries and ZBB EnerSection power and energy control center. We completed this initiative during the quarter ended March 31, 2016.

We need to continue to improve the performance of our products to meet future requirements and competitive pressures.

We need to continue to improve various aspects of our technology as we move forward with larger scale production and new applications of our products. For example, through our collaboration with Lotte Chemical Corporation we have developed a 500kWh version of our zinc bromide flow battery. Our products are complex and there can be no assurance our development efforts will be successful. Future developments and competition may reveal additional technical issues that are not currently recognized as obstacles. If we cannot continue to improve the performance of our products in a timely manner, we may be forced to redesign or delay large scale production or possibly abandon our product development efforts altogether.

We must build quality products to ensure acceptance of our products.

The market perception of our products and related acceptance of such products is highly dependent upon the quality and reliability of the products we build. Any quality problems attributable to our product lines may substantially impair our revenue and operating results. Moreover, quality problems for our product lines could cause us to delay or cease shipments of products or have to recall or field upgrade products, thus adversely affecting our ability to meet revenue or cost targets. In addition, while we seek to limit our liability as a result of product failure or defects through warranty and other limitations, if one of our products fails, a customer could suffer a significant loss and seek to hold us responsible for that loss and our reputation with other current or potential customers would likely suffer.

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To succeed, we will need to rapidly grow and we may not be successful in managing this rapid growth.

In order to successfully grow our revenues and become profitable, we will need to grow rapidly. If we fail to effectively manage this growth, our business could be adversely affected. Rapid growth will place significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, we may fail to timely deliver products to our customers in sufficient volume or the quality of our products could suffer, which could negatively affect our operating results. To effectively manage this growth, we will need to hire additional personnel, and we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. As we move forward in commercializing our new products, we will also need to effectively manage our manufacturing and marketing needs, which represent new areas of oversight for us. These additional employees, systems enhancements and improvements will require significant capital expenditures and management resources. Failure to successfully implement these improvements could hurt our ability to manage our growth and our financial position.

Our relationships with our strategic partners may not be successful and we may not be successful in establishing additional partnerships, which could adversely affect our ability to commercialize our products and services.

An important element of our business strategy is to enter into strategic partnerships with partners who can assist us in achieving our business goals. We are currently a party to several strategic partnership arrangements and any disruption in these collaborations could be detrimental to our business. We expect to seek additional collaborators or strategic partners due the expense, effort and expertise required to develop market and commercialize our products and our limited resources, but we may not be successful in our efforts to establish additional strategic partnerships and arrangements. If we are unable to reach agreements with suitable strategic partners, we may fail to meet our business objectives for the commercialization of our products. The terms of any additional strategic partnerships or other arrangements that we establish may not be favorable to us. Our inability to successfully implement strategic partnerships and arrangements could adversely affect our business, financial condition and results of operations.

A significant portion of our future sales was to be to a single customer; however, we have not yet made any sales to such potential customer and we have terminated our Supply Agreement with such customer.

On July 13, 2015, in connection with the closing of the transaction between the Company and SPI, we entered into a supply agreement with SPI (the “Supply Agreement”) pursuant to which SPI agreed to purchase and we agreed to provide SPI with Products and related Services (each as defined in the Supply Agreement) that have an aggregated total of at least 40 megawatt of energy storage rated power output prior to the 48-month anniversary of the date of the Supply Agreement. The Supply Agreement contemplated the sale of at least (i) 5 megawatts of Products and Services within the first year, (ii) an additional 10 megawatts in the second year, (iii) an additional 10 megawatts in the third year, and (iv) an additional 15 megawatts in the fourth year. While we are continually seeking to expand our customer base, we had anticipated that orders under the Supply Agreement would comprise a significant portion of our sales through at least fiscal 2019.

On October 24, 2016, due to the failure of SPI to meet its purchase obligations under the Supply Agreement, we delivered to SPI a formal Notice of Default. In this Notice of Default, we informed SPI that to cure its breach of the Supply Agreement, by November 23, 2016 it will need to (1) purchase and pay for Products (and related Services) (as such terms are defined in the supply agreement) from the Company with a minimum total aggregated 5 megawatts of rated power, with discharge time of two or more hours and (2) order additional Products (and related Services) from the Company with an additional minimum total aggregated 10 megawatts of rated power, with discharge time of two or more hours, including paying a 50 percent deposit for those Products (and related Services). In light of discussions with SPI, on January 26, 2017, the Company conditionally extended to July 13, 2017, the deadline by which SPI must cure its failure to meet its purchase obligations under the Supply Agreement. The Company reserved the right to terminate the Supply Agreement prior to the extended deadline if continued discussions with SPI reached an impasse.

S-10

On May 4, 2017, we provided notice to SPI that, pursuant to Section 18(c) of the Supply Agreement, the Company had terminated the Supply Agreement, effective immediately, due to SPI’s materially breaching the agreement by failing to make any purchases under it. Because of the termination of the Supply Agreement, it is no longer possible for SPI to satisfy the conditions that would have enabled it to convert its shares of Series C Preferred Stock into shares of Common Stock. Similarly, it is no longer possible for the Warrant acquired by SPI to become exercisable. It is possible that SPI may dispute our termination of the Supply Agreement, including whether we terminated the Supply Agreement in accordance with its terms. Any dispute by SPI of our termination of the Supply Agreement may result in litigation or arbitration that could be costly and divert the attention of our management and key personnel from focusing their time and effort on our day-to-day business.

We depend on sole and limited source suppliers and outsource certain manufacturing activities, and shortages or delay of supplies of component parts may adversely affect our operating results until alternate sources can be developed.

Our operations are dependent on the ability of suppliers to deliver quality components, devices and subassemblies in time to meet critical manufacturing and distribution schedules. We have transitioned a significant portion of our manufacturing operations to Anhui Meineng Store Energy Co., Ltd. (“Meineng Energy”), our China joint venture. If we experience any constrained supply of any such component parts or difficulties with respect to Meineng Energy's manufacturing activities, such constraints and difficulties, if persistent, may adversely affect operating results until alternate sourcing can be developed. There may be an increased risk of supplier constraints in periods where we are increasing production volume to meet customer demands. Volatility in the prices of component parts, an inability to secure enough components at reasonable prices to build new products in a timely manner in the quantities and configurations demanded or, conversely, a temporary oversupply of these parts, could adversely affect our future operating results.

We purchase several component parts from sole source and limited source suppliers. As a result of our current production volumes, we lack significant leverage with these and other suppliers especially when compared to some of our larger competitors. If our suppliers receive excess demand for their products, we may receive a low priority for order fulfillment as large volume customers may receive priority that may result in delays in our acquiring components. If we are delayed in acquiring components for our products, the manufacture and shipment of our products could be delayed. Lead times for ordering materials and components vary significantly and depend on factors such as specific supplier requirements, contract terms, the extensive production time required and current market demand for such components. Some of these delays may be substantial. As a result, we sometimes purchase critical, long lead time or single sourced components in large quantities to help protect our ability to deliver finished products. If we overestimate our component requirements, we may have excess inventory, which will increase our costs. If we underestimate our component requirements, we will have inadequate inventory, which will delay our manufacturing and render us unable to deliver products to customers on scheduled delivery dates. Manufacturing delays could negatively impact our ability to sell our products and could damage our customer relationships.

To assure the availability of our products to our customers, we outsource the manufacturing of selected components prior to the receipt of purchase orders from customers. However, we do not recognize revenue for such products until we receive an order from a customer and the product is shipped. As demand for our products may not materialize, this product delivery method subjects us to increased risks of high inventory carrying costs, obsolescence and excess, and may increase our operating costs. In addition, we may from time to time make design changes to our products, which could lead to obsolescence of inventory.

We have no experience manufacturing our products on a large-scale basis and may be unable to do so at our manufacturing facilities.

To date, we have achieved only very limited production of our energy storage systems and have no experience manufacturing our products on a large-scale basis. We believe the current facilities at Meineng Energy, our OEM suppliers, and in Menomonee Falls, Wisconsin, are sufficient to allow us to significantly increase production of our products. However, there can be no assurance that these current facilities, even if operating at full capacity, will be adequate to enable us to produce the energy storage systems in sufficient quantities to meet potential future orders. Our inability to manufacture a sufficient number of units on a timely basis would have a material adverse effect on our business prospects, strategic partner relationships, financial condition and results of operations. In addition, even if we are able to meet production requirements, we may not be able to achieve margins that enable us to become profitable.

S-11

We are subject to risks relating to product concentration and lack of revenue diversification.

We derive a substantial portion of our revenue from a limited number of products. These products are also an integral component of many of our other products. We expect these products to continue to account for a large percentage of our revenues in the near term. Continued market acceptance of these products is therefore critical to our future success. Our future success will also depend on our ability to reduce our dependence on these few products by developing and introducing new products and product or feature enhancements in a timely manner. Specifically, our ability to capture significant market share depends on our ability to develop and market extensions to our existing product lines at higher and lower power range offerings and as containerized solutions. We are currently investing significant amounts in our products to broaden our product portfolio. Even if we are able to develop and commercially introduce new products and enhancements, they may not achieve market acceptance and the revenue generated from these new products and enhancements may not offset the costs, which would substantially impair our revenue, profitability and overall financial prospects. Successful product development and market acceptance of our existing and future products depend on a number of factors, including:

•	changing requirements of customers;
•	accurate prediction of market and technical requirements;
•	timely completion and introduction of new designs;
•	quality, price and performance of our products;
•	availability, quality, price and performance of competing products and technologies;
•	our customer service and support capabilities and responsiveness;
•	successful development of our relationships with existing and potential customers; and
•	changes in technology, industry standards or end-user preferences.

SPI has significant influence over key decision making of the Company and the Melodious Group may have the ability to significantly influence key decision making.

On July 13, 2015, in connection with the closing of the transaction between the Company and SPI, we issued to SPI 8,000,000 shares of our common stock and shares of Series C convertible preferred stock (“Series C Preferred Stock”) and a warrant that, assuming full conversion and exercise, would result in the ownership by SPI of an additional 92,000,600 shares of our common stock. SPI has since sold to the Melodious Group its 8,000,000 common shares and as the result of the termination of the Supply Agreement we entered into with SPI it is no longer possible for SPI to satisfy the conditions that would have enabled it to convert its shares of Series C Preferred Stock into shares of Common Stock or exercise such warrant. However, the certificate of designations, preferences, rights and limitations of the Series C Preferred Stock allows holders to vote on an as-converted basis on amendments to the Company’s Articles of Incorporation and Bylaws. Additionally, we are party to a Governance Agreement with SPI (the “Governance Agreement”). Under the Governance Agreement, SPI is entitled to nominate one director to our board of directors for so long as SPI holds at least 10,000 convertible preferred shares or 25 million shares of common stock or common stock equivalents (the “Requisite Shares”). Even following SPI’s sale of securities to the Melodious Group, SPI continues to hold the Requisite Shares. The Governance Agreement also provides that for so long as SPI holds the Requisite Shares, we will not take certain actions without the affirmative vote of SPI, including the following: (a) change the number or manner of appointment of the directors on the board; (b) other than in the ordinary course of conducting the Company’s business, cause the incurrence, issuance, assumption, guarantee or refinancing of any debt if the aggregate amount of such debt and all other outstanding debt of the Company exceeds $10 million; (c) cause the acquisition of an interest in any entity or the acquisition of a substantial portion of the assets or business of any entity or any division or line of business thereof or any other acquisition of material assets, in any such case where the consideration paid exceeds $2 million, or cause the Company to engage in certain other Fundamental Transactions (as defined in the certificate of designation of preferences, rights and limitations of the Series C Convertible Preferred Stock); (d) cause the entering into by the Company of any agreement, arrangement or transaction with an affiliate that calls for aggregate payments (other than payment of salary, bonus or reimbursement of reasonable expenses) in excess of $120,000; (e) cause the commitment to capital expenditures in excess of $7 million during any fiscal year; (f) cause the selection or replacement of our auditors; (g) enter into of any partnership, consortium, joint venture or other similar enterprise involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $5 million; (h) amend or otherwise change our Articles of Incorporation or Bylaws or equivalent organizational documents of the Company or any subsidiary in any manner that materially and adversely affects any rights of SPI; or (i) grant, issue or sell any equity securities (with certain limited exceptions, including firm commitment underwritten public offerings such as this offering). These veto rights provide SPI with significant influence over the Company’s operations and strategy. The Governance Agreement does not expressly provide that termination of the Supply Agreement would terminate SPI’s rights under the Governance Agreement. SPI may choose to exert its influence in a manner that is not in the best interests of our general shareholders.

S-12

Based on an Amendment No. 5 to Schedule 13D jointly filed with the SEC on November 23, 2016 by (i) Melodious Investments Company Limited, a British Virgin Islands Company (“MICL”) and wholly owned subsidiary of Melodious International Investments Group Limited (“MIIGL”), (ii) MIIGL, a British Virgin Islands company wholly owned by Jilun He, and (iii) Jilun He, who is the sole director of both MICL and MIIGL (together with MICL and MIIGL, the “Reporting Persons”), the Reporting Persons indicated they shared power to vote or direct the vote of 8,000,000 shares of the Company’s common stock as of such filing date. In addition, as of such filing date, Jilun He had the sole power to vote or direct the vote of 8,550,993 shares of the Company’s common stock and had the sole power to dispose or to direct the disposition of such shares. Collectively, such shares would represent approximately 34.5% of our total shares of common stock outstanding and 32.2% of the total votes held by holders of our common stock and Series B convertible preferred stock as of March 31, 2017. However, due to the provisions of the Wisconsin Business Corporation Law (the “WBCL”) described below, the voting power of the Reporting Persons held as of March 31, 2017 would be limited to 10,912,721 votes or approximately 23.8% of total votes. Under the WBCL and the control share voting restrictions provided therein, the voting power of shares of a Wisconsin corporation held by any person or persons “acting as a group for the purpose of acquiring or holding securities” (including shares issuable upon conversion of convertible securities or upon exercise of options or warrants) in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. This voting restriction applies to shareholders of a Wisconsin corporation unless such corporation has affirmatively provided otherwise in its articles of incorporation or another exemption applies. These control share voting restrictions are applicable to the Reporting Persons because the Company has not affirmatively opted out of such restrictions in its articles of incorporation and no other exemption applies. Although the Melodious Group’s current voting power and its ability to increase such voting power is thus severely limited, the Melodious Group nevertheless has significant voting power and may therefore be able to exercise a substantial level of control over all matters requiring shareholder approval, including the election of directors, amendment of our Articles of Incorporation, and approval of significant corporate transactions. As a shareholder, the Melodious Group is entitled to vote its shares in own interest, which may not always be in the interest of our shareholders generally.

Our business could be negatively affected as a result of actions by activist shareholders.

Campaigns by shareholders to effect changes at publicly traded companies are sometimes led by investors seeking to increase short-term shareholder value through various corporate actions such as proxy contests, financial or operational restructuring, or sales of assets or the entire company. We have recently seen some investors increase their ownership positions in our common stock. In particular, the Melodious Group filed with the SEC an Amendment No. 5 to its Schedule 13D reporting that such persons had accumulated a total of 16,550,993 shares of the Company’s common stock, which represents approximately 34.5% of the Company’s total outstanding shares of common stock and approximately 23.8% of total voting power. In the Schedule 13D, the Melodious Group stated, among other things, that they intend to appoint several candidates to the Company’s board of directors. There can be no assurance that these shareholders’ interests will not conflict with the interests of our other shareholders.

Actions by shareholder activists, including proxy contests for director elections, could adversely affect our business because:

•	responding to a proxy contest and other actions by activist shareholders can be costly and time-consuming, disrupting our operations and diverting the attention of management and our employees;
•	perceived uncertainties as to our future direction caused by activist activities may result in the loss of potential business opportunities, and may make it more difficult to attract and retain qualified personnel and business partners; and
•	if individuals are elected to our board of directors with a specific agenda, it may adversely affect our ability to effectively and timely implement our business strategy and create shareholder value.

S-13

We have implemented, and Wisconsin law contains, anti-takeover provisions that may adversely affect the rights of holders of our common stock.

Our articles of incorporation and by-laws contain provisions that could have the effect of discouraging or making it more difficult for someone to acquire us through a tender offer, a proxy contest or otherwise, even though such an acquisition might be economically beneficial to our shareholders. These provisions include a board of directors divided into three classes of directors serving staggered terms of three years each, an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to our board of directors, and requiring approval by three quarters of our outstanding common stock to amend our articles of incorporation or by-laws.

Additionally, we are subject to the Wisconsin Business Corporation Law, which contains several provisions that could have the effect of discouraging non-negotiated takeover proposals or impeding a business combination. These provisions include:

•	requiring a supermajority vote of shareholders, in addition to any vote otherwise required, to approve business combinations with certain “significant shareholders” not meeting adequacy of price standards;
•	prohibiting some business combinations between an “interested shareholder” and us for a period of three years, unless the combination was approved by our board of directors prior to the time the shareholder became a 10% or greater beneficial owner of our shares or under some other circumstances;
•	limiting actions that we can take while a takeover offer for us is being made or after a takeover offer has been publicly announced; and
•	limiting the voting power of certain shareholders who own more than 20% of our stock.

These provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Wisconsin, the Wisconsin control share acquisition statute and Wisconsin's “fair price” and “business combination” provisions, in addition to other provisions of Wisconsin law, would apply and limit the ability of an acquiring person to engage in certain transactions or to exercise the full voting power of acquired shares under certain circumstances. As a result, offers to acquire us, which may represent a premium over the available market price of our common stock, may be withdrawn or otherwise fail to be realized.

Our China joint venture could be adversely affected by the laws and regulations of the Chinese government, our lack of decision-making authority and disputes between us and the Joint Venture.

The China market has a large inherent need for advanced energy storage and power electronics and is likely to become the world’s largest market for energy storage. To take advantage of this opportunity, in November 2011, we established a joint venture to develop, produce, sell, distribute and service advanced storage batteries and power electronics in China (the “Joint Venture”). The Joint Venture also serves as an important supplier to the Company.

However, achieving the anticipated benefits of the Joint Venture is subject to a number of risks and uncertainties.

The Joint Venture has (1) an exclusive royalty-free license to manufacture and distribute our third generation ZBB EnerStore zinc bromide flow battery and any other zinc bromide flow battery product developed internally by us based on the V3 EnerStore, ranging from 50kWh – 500kWh module design, and ZBB EnerSection power and energy control center (up to 250KW) (the “Products”) in mainland China in the power supply management industry and (2) a non-exclusive royalty-free license to manufacture and distribute the Products in Hong Kong and Taiwan in the power supply management industry. Although the Joint Venture partners are contractually restricted from using our intellectual property outside of the Joint Venture, there is always a general risk associated with sharing intellectual property with third parties and the possibility that such information may be used and shared without our consent. Moreover, China laws that protect intellectual property rights are not as developed and favorable to the owner of such rights as are U.S. laws. If any of our intellectual property rights are used or shared without our approval in China, we may have difficulty in prosecuting our claim in an expeditious and effective manner. Difficulties or delays in enforcing our intellectual property rights could have a material adverse effect on our business and prospects.

S-14

As a general matter, there are substantial uncertainties regarding the interpretation and application of China laws and regulations, including, but not limited to, the laws and regulations governing the anticipated business of the Joint Venture and the protection of intellectual property rights. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. The unpredictability of the interpretation and application of existing and new China laws and regulations will pose additional challenges for us as we seek to develop and grow the Joint Venture’s business in China. Our failure to understand these laws or an unforeseen change in a law or the application thereof could have an adverse effect on the Joint Venture.

The success of the Joint Venture will depend in part on continued support of “new energy” initiatives by the government of China that includes requirements for products like ours. Should the government change its policies in an unfavorable manner the anticipated demand for the Joint Venture’s products in China may fail to materialize.

The Joint Venture may have economic, tax or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Disputes between us and the Joint Venture partners may result in litigation or arbitration that could be costly and divert the attention of our management and key personnel from focusing their time and effort on our day-to-day business. In addition, we may, in certain circumstances, be liable for the actions of the Joint Venture.

The Joint Venture is a new business in China. As with any new business, there will be many challenges facing the Joint Venture, including establishing successful manufacturing capabilities, developing a market for the Joint Venture’s products, obtaining requisite governmental approvals and permits, implementation of an untested business plan, and securing adequate funding for working capital and growth. Failure to overcome any of these or any other challenges facing the Joint Venture could result in its failure.

Business practices in Asia may entail greater risk and dependence upon the personal relationships of senior management than is common in North America, and therefore some of our agreements with other parties in China and South Korea could be difficult or impossible to enforce.

We are increasing our business activities in Asia. The business culture in parts of Asia is, in some respects, different from the business cultures in Western countries. Personal relationships among business principals of companies and business entities in Asia are very significant in their business cultures. In some cases, because so much reliance is based upon personal relationships, written contracts among businesses in Asia may be less detailed and specific than is commonly accepted for similar written agreements in Western countries. In some cases, material terms of an understanding are not contained in the written agreement but exist only as oral agreements. In other cases, the terms of transactions which may involve material amounts of money are not documented at all. In addition, in contrast to the Western business environment where a written agreement specifically defines the terms, rights and obligations of the parties in a legally-binding and enforceable manner, the parties to a written agreement in Asia may view that agreement more as a starting point for an ongoing business relationship which will evolve and undergo ongoing modification over time. As a result, any contractual arrangements we enter into with a counterparty in Asia may be more difficult to review, understand and/or enforce.

Our success depends on our ability to retain our managerial personnel and to attract additional personnel.

Our success depends largely on our ability to attract and retain managerial personnel. Competition for desirable personnel is intense, and there can be no assurance that we will be able to attract and retain the necessary staff. The loss of members of managerial staff could have a material adverse effect on our future operations and on successful implementation of strategy and development of products for our target markets. The failure to maintain management and to attract additional key personnel could materially adversely affect our business, financial condition and results of operations.

In the event that we are unable to attract, hire and retain other requisite personnel, contractors and subcontractors, we may experience delays in developing and commercializing our products and services. Further, any increase in demand for specialty personnel, contractors and subcontractors may result in higher costs, which in turn may have an adverse effect on our business, financial condition and results of operations.

S-15

We market and sell, and plan to market and sell, our products in numerous international markets. If we are unable to manage our international operations effectively, our business, financial condition and results of operations could be adversely affected.

We market and sell, and plan to market and sell, our products in a number of foreign countries, including China, Australia, South Africa, Canada, European Union countries, including the United Kingdom, Chile, Brazil, India and Mexico as well as Puerto Rico, various Caribbean island nations and various southeast Asia countries, and we are therefore subject to risks associated with having international operations. Risks inherent in international operations include, but are not limited to, the following:

•	changes in general economic and political conditions in the countries in which we operate;
•	unexpected adverse changes in foreign laws or regulatory requirements, including those with respect to renewable energy, environmental protection, permitting, export duties and quotas;
•	trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries;
•	fluctuations in exchange rates may affect demand for our products and may adversely affect our profitability;
•	difficulty of, and costs relating to compliance with, the different commercial and legal requirements of the overseas markets in which we offer and sell our products;
•	inability to obtain, maintain or enforce intellectual property rights; and
•	difficulty in enforcing agreements in foreign legal systems.

Our business in foreign markets requires us to respond to rapid changes in market conditions in these countries. Our overall success as a global business depends, in part, on our ability to succeed in differing legal, regulatory, economic, social and political conditions. We may not be able to develop and implement policies and strategies that will be effective in each location where we do business, which in turn could adversely affect our business, financial condition and results of operations.

Our sales cycle is lengthy and variable, which makes it difficult for us to forecast revenue and other operating results.

The sales cycle for our products is lengthy, which makes it difficult for us to accurately forecast revenue in a given period, and may cause revenue and operating results to vary significantly from period to period. Some potential customers for our products typically need to commit significant time and resources to evaluate the technology used in our products and their decision to purchase our products may be further limited by budgetary constraints and numerous layers of internal review and approval, which are beyond our control. We spend substantial time and effort assisting potential customers in evaluating our products, including providing demonstrations and validation. Even after initial approval by appropriate decision makers, the negotiation and documentation processes for the actual adoption of our products can be lengthy. As a result of these factors, based on our experience to date, our sales cycle, the time from initial contact with a prospective customer to routine commercial utilization of our products, has varied and can sometimes be several months or longer, which has made it difficult for us to accurately project revenues and other operating results. We expect that sales of power purchase agreements we enter into will also be uneven from quarter to quarter due to the need to group such agreements together for sales as well as other factors. As a result, our financial results may fluctuate on a quarterly basis which may adversely affect the price of our common stock.

Our increased emphasis on larger and more complex system solutions and customer concentration may adversely affect our ability to accurately predict the timing of revenues and to meet short-term expectations of operating results.

Our increased emphasis on larger and more complex system solutions has increased the effort and time required by us to complete sales to customers. Further, a larger portion of our quarterly revenue is derived from relatively few large transactions with relatively few customers. Any delay in completing these large sales transactions or any reduction in the number of customers or large transactions, may result in significant adverse fluctuations in our quarterly revenue. Further, we use anticipated revenues to establish our operating budgets and a large portion of our expenses, particularly rent and salaries are fixed in the short term. As a result, any shortfall or delay in revenue could result in increased losses and would likely cause our operating results to be below public expectations. The occurrence of any of these events would likely materially adversely affect our results of operations and likely cause the market price of our common stock to decline.

S-16

We recently entered into our first target markets through power purchase agreements (“PPAs”), which represents a new business for us. We have very limited experience in the PPA business, which is very complex, and there can be no assurance that we will be able to successfully develop such business.

We recently began addressing our target markets through power purchase agreements (“PPAs”) which represents a new business for us. We plan to continue to develop the PPA portion of our business and given our limited experience and the complex nature of this business we may encounter difficulties in doing so. When we enter into a PPA we agree to provide electricity to our customer at a fixed rate for a fixed period of time (typically 20 years). To satisfy our obligations under the PPA we need to develop a system that includes power generation capability (typically photovoltaics), and an energy management system and may also include energy storage. The development and construction of these systems can require long periods of time and substantial initial capital investments, and there are significant risks related to the development of such systems, including potential technical difficulties and regulatory difficulties, including obtaining necessary permits. There can be no assurance that we will be able to overcome these risks as we develop our PPA business. Additionally, the failure of any counterparty to perform its obligations under a PPA may adversely affect our business, financial condition and results of operations.

The PPA industry is highly competitive and we may not be able to compete successfully or grow our business. It involves competition in areas of pricing, grid access and markets, and our inability to compete successfully in this new line of business may adversely affect our business, financial condition and results of operation. If we cannot enter into PPAs on terms favorable to us, or at all, it would negatively impact our revenue and our decisions regarding the development of our PPA business.

In light of the long-term nature of PPAs and the significant capital requirements associated with them, we plan to sell them to third parties rather than hold them for their full terms. The sale of PPAs is a complex endeavor that is impacted by a variety of factors including interest rates, the availability of tax and other incentives, the perceived reliability and bankability of the system and other market forces beyond our control. Even if we are able to sell our PPAs, we may not be able to do so at attractive prices and we may retain significant exposure following the sale due to our keeping an ownership interest or because we warranty the related system or otherwise retain maintenance responsibility. Our inability to sell our PPAs on acceptable terms, or at all, could have a material adverse effect on our financial condition and results of operations. We have very limited experience in the PPA business, and there can be no assurance that we will be able to successfully develop such business.

We expect to rely on third-party suppliers and contractors when developing and constructing systems for our PPA business.

We expect to source the components of systems deployed in our PPA business from a wide selection of third-party suppliers and engage third-party contractors for the construction of the systems. We expect to enter into contracts with our suppliers and contractors on a project-by-project basis rather than maintaining long-term contracts with our suppliers or contractors. Therefore, we expect to be exposed to price fluctuations with respect to the components sourced from our suppliers and the construction services procured from our contractors. Increases in the prices of system components, decreases in their availability, fluctuations in construction, labor and installation costs, or changes in the terms of our relationship with our suppliers and contractors may increase the cost of procuring equipment and engaging contractors and hence materially adversely affect our financial condition and results of operations.

Furthermore, the delivery of defective products or construction services by our suppliers or contractors which are otherwise not in compliance with contract specifications, or the late supply of products or construction services, may cause construction delays or solar power systems that fail to adhere to our quality and safety standards, which could have a material adverse effect on our business, results of operations, financial condition and cash flow.

S-17

The estimated value of our project backlog is subject to certain assumptions, and we may experience a delay in recognizing the revenue from our project backlog, or we may not ultimately recognize such revenue.

We report as “project backlog” the unrecognized sales price of any PPA system sold to a third party as well as our estimate of the sales price of any PPA system for which we have signed an agreement with the offtaker but which has not yet been sold to a third party. For unsold systems, we estimate the price a third party would pay for the system based on metrics similar to those used to price the PPA systems we have sold, which we believe are standard in the solar power industry. As of May 11, 2017, our project backlog was approximately $13.4 million.

The estimate of the value of our unsold systems has been prepared by management and is based on a number of assumptions, including, among others, that the size and scope of the systems within the project backlog will not change by the time revenue is recognized (if such revenue is recognized at all), that we or the prospective system purchasers will be able to obtain any required third-party permits, utility interconnection agreements and financing to complete the purchase and sale of such systems, and that transactions can be completed in market and economic conditions that support the sale of such systems at their estimated value. A change in one or more of these underlying assumptions may result in, among other things, a reduction in the estimated value of our project backlog or recognition of an amount of revenue that is less than the estimated value we previously attributed to such systems. No assurance can be given that we will be able to sell a PPA system or as to the timing of any such sale. If we are unable to sell a PPA system, we do not intend to build the PPA system and would expect to terminate the related PPA agreement. Also, there can be no assurance that we will be able to sell a PPA system for the estimated value we have ascribed to it for purposes of reporting our project backlog or that the estimated value of an unsold PPA system will not change as a result of the factors described above.

Our project backlog is not necessarily a meaningful indicator of our future results, including how much revenue we may ultimately recognize from the sale and completion of our PPA systems. Furthermore, because we recognize revenue from our PPA arrangements on a percentage of completion basis as we build out and commission the related system, the amount of revenue we ultimately recognize in any individual quarter from our PPA activities may vary due to, among other factors, those identified above, as well as changes in external market factors and when actual costs associated with the completion of engineering and construction are incurred. Failure to recognize all of the revenue we currently expect to receive under our project backlog, or a delay in the time in which we anticipate recognizing such revenue, may adversely affect our future financial condition and results of operation.

Businesses and consumers might not adopt alternative energy solutions as a means for obtaining their electricity and power needs, and therefore our revenues may not increase, and we may be unable to achieve and then sustain profitability.

On-site distributed power generation solutions, such as fuel cell, photovoltaic and wind turbine systems, which utilize our energy storage systems, provide an alternative means for obtaining electricity and are relatively new methods of obtaining electrical power that businesses may not adopt at levels sufficient to grow this part of our business. Traditional electricity distribution is based on the regulated industry model whereby businesses and consumers obtain their electricity from a government regulated utility. For alternative methods of distributed power to succeed, businesses and consumers must adopt new purchasing practices and must be willing to rely upon less traditional means of purchasing electricity. We cannot assure you that businesses and consumers will choose to utilize on-site distributed power at levels sufficient to sustain our business in this area. The development of a mass market for our products may be impacted by many factors which are out of our control, including:

•	market acceptance of fuel cell, photovoltaic and wind turbine systems that incorporate our products;
•	the cost competitiveness of these systems;
•	regulatory requirements; and
•	the emergence of newer, more competitive technologies and products.

S-18

If a mass market fails to develop or develops more slowly than we anticipate, our business, financial condition and results of operations could be materially adversely affected.

Our business depends in part on the regulatory treatment of third-party owned solar energy systems.

Retail sales of electricity by non-utilities, such as us, face regulatory hurdles in some states and jurisdictions, including states and jurisdictions that we intend to enter where the laws and regulatory policies have not historically embraced competition to the service provided by the incumbent, vertically integrated electric utility. Some of the principal challenges pertain to whether non-customer owned systems qualify for the same levels of rebates or other non-tax incentives available for customer-owned solar energy systems, whether third-party owned systems are eligible at all for these incentives and whether third-party owned systems are eligible for net metering and the associated significant cost savings. Furthermore, in some states and utility territories third parties are limited in the way that they may deliver solar energy to their customers. In jurisdictions such as Arizona, Florida, Georgia, Kentucky, North Carolina and Utah and in Los Angeles, California, laws have been interpreted to prohibit the sale of electricity pursuant to our standard power purchase agreement, in some cases leading residential solar energy system providers to use leases in lieu of power purchase agreements. Changes in law, reductions in, eliminations of or additional application requirements for, these benefits could reduce demand for our systems, adversely impact our access to capital and could cause us to increase the price we charge our customers for energy.

The success of our business depends on our ability to develop and protect our intellectual property rights, which could be expensive.

Our ability to compete effectively will depend, in part, on our ability to protect our proprietary technologies, systems designs and manufacturing processes. While we have attempted to safeguard and maintain our proprietary rights, there can be no assurance we have been or will be completely successful in doing so. We rely on patents, trademarks, and policies and procedures related to confidentiality to protect our intellectual property. However, most of our intellectual property is not covered by any patents or patent applications. Moreover, there can be no assurance that any of our pending patent applications will issue or, in the case of patents issued or to be issued, that the claims allowed are or will be sufficient to protect our technology or processes. Even if all of our patent applications are issued, our patents may be challenged or invalidated. Patent applications filed in foreign countries may be subject to laws, rules and procedures that are substantially different from those of the United States, and any resulting foreign patents may be difficult and expensive to enforce.

While we take steps to protect our proprietary rights to the extent possible, there can be no assurance that third parties will not know, discover or develop independently equivalent proprietary information or techniques, that they will not gain access to our trade secrets or disclose our trade secrets to the public. Therefore, we cannot guarantee that we can maintain and protect unpatented proprietary information and trade secrets. If we fail to protect our intellectual property, our planned business could be adversely affected.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Unauthorized use of our proprietary technology could harm our business. Litigation to protect our intellectual property and other rights related to our proprietary technology can be costly and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action.

We may be subject to claims that we infringe the intellectual property rights of others, and unfavorable outcomes could harm our business.

Our future operations may be subject to claims, and potential litigation, arising from our alleged infringement of patents, trade secrets or copyrights owned by other third parties. We intend to fully comply with the law in avoiding such infringements. However, we may become subject to claims of infringement, including such claims or litigation initiated by existing, better-funded competitors. We could also become involved in disputes regarding the ownership of intellectual property rights that relate to our technologies. These disputes could arise out of collaboration relationships, strategic partnerships or other relationships. Any such litigation could be expensive, take significant time, and could divert management's attention from other business concerns. Our failure to prevail in any such legal proceedings, or even the mere occurrence of such legal proceedings, could substantially affect our ability to meet our expenses and continue operations.

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We may engage in acquisitions that could disrupt our business, cause dilution to our shareholders and reduce our financial resources.

In the future, we may enter into transactions to acquire other businesses, products or technologies. If we do identify suitable candidates, we may not be able to make such acquisitions on favorable terms or at all. Any acquisitions we make may not strengthen our competitive position, and these transactions may be viewed negatively by customers or investors. We may decide to incur debt in connection with an acquisition or issue our common stock or other securities to the shareholders of the acquired company, which would reduce the percentage ownership of our existing shareholders. We could incur losses resulting from undiscovered liabilities of the acquired business that are not covered by the indemnification we may obtain from the seller. In addition, we may not be able to successfully integrate the acquired personnel, technologies and operations into our existing business in an effective, timely and non-disruptive manner. Acquisitions may also divert management from day-to-day responsibilities, increase our expenses and reduce our cash available for operations and other uses. We cannot predict the number, timing or size of future acquisitions or the effect that any such transactions might have on our operating results.

We have never paid cash dividends and do not intend to do so.

We have never declared or paid cash dividends on our common stock. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors. Additionally, so long as any shares of our preferred stock are outstanding, we are prohibited from paying dividends on our common stock.

Risks Relating to the Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the public offering price per share of our common stock is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Our net tangible book value as of March 31, 2017 was approximately $5.2 million, or approximately $0.11 per share. After giving effect to the sale of 7,150,000 shares of our common stock in this offering at the public offering price of $0.35 per share and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of our common stock in this offering, you will suffer immediate and substantial dilution of $0.22 per share in the net tangible book value of the common stock you acquire. See the section titled “Dilution” below for a more detailed discussion of the dilution you would incur if you purchase shares of our common stock in this offering.

In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.

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Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions exist that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock, and our ability to raise capital in the future.

The exercise of outstanding options and warrants to acquire shares of our common stock would cause additional dilution, which could cause the price of our common stock to decline.

In the past, we have issued options and warrants to acquire shares of our common stock. At March 31, 2017, there were 7,041,250 shares of our common stock issuable pursuant to outstanding stock options having a weighted average exercise price of $0.82 and 818,506 shares of our common stock issuable pursuant to outstanding warrants having a weighted average exercise price of $2.55, and we may issue additional options, warrants and other types of equity in the future as part of stock-based compensation, capital raising transactions, technology licenses, financings, strategic licenses or other strategic transactions. To the extent these options and warrants are ultimately exercised, existing holders of our common stock would experience additional dilution which may cause the price of our common stock to decline.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction (other than any shares that may be sold to our directors or any of their affiliates in this offering, which will be subject to the lock-up restrictions set forth in the section titled “Underwriting” beginning on page S-24 below) or further registration under the Securities Act.

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USE OF PROCEEDS

We estimate the net proceeds of this offering will be approximately $2.1 million, or approximately $2.4 million if the underwriters exercise their over-allotment option in full, in each case, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to fund the development of distributed energy resource projects and for working capital and general corporate purposes. General corporate purposes may include working capital, capital expenditures, development costs, strategic investments, regularly scheduled debt payments or possible acquisitions. We have not yet determined the amount of net proceeds to be used specifically for any particular purposes or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

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DILUTION

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 31, 2017 was approximately $5.2 million, or approximately $0.11 per share. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale by us of 7,150,000 shares of our common stock in this offering at a public offering price of $0.35 per share and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2017 would have been approximately $7.3 million, or approximately $0.13 per share. This represents an immediate increase in net tangible book value of approximately $0.02 per share to existing shareholders and an immediate dilution in net tangible book value of approximately $0.22 per share to investors purchasing shares of common stock in this offering. The following table illustrates this per share dilution:

Public offering price per share		$0.35
Net tangible book value per share as of March 31, 2017	$0.11
Increase per share attributable to new investors in this offering	$0.02
As adjusted net tangible book value per share as of March 31, 2017 after giving effect to this offering		$0.13
Dilution per share to new investors in this offering		$0.22

If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value after giving effect to this offering would be approximately $0.14 per share which represents an immediate increase in net tangible book value of approximately $0.03 per share to existing shareholders and an immediate dilution of approximately $0.21 per share to investors purchasing shares of common stock in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

The number of shares of common stock outstanding in the table and calculations above is based on 48,010,347 shares outstanding as of March 31, 2017 and excludes, as of that date, the following:

•	3,420,885 shares of our common stock issuable upon conversion of outstanding shares of Series B preferred stock;

•	818,506 shares of our common stock issuable pursuant to outstanding warrants having a weighted average exercise price of $2.55;

•	7,041,250 shares of our common stock issuable pursuant to outstanding stock options having a weighted average exercise price of $0.82;

•	5,592,696 shares of our common stock issuable pursuant to outstanding restricted stock unit awards;

•	2,786,460 shares of common stock reserved for future grants and awards under our 2010 Omnibus Long-Term-Incentive Plan;

•	1,710,989 shares of common stock reserved for future grants and awards under our 2012 Non-Employee Director Equity Compensation Plan; and

•	shares of our common stock issuable upon exercise of the warrants issued in connection with the offering.

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UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC, acting as the representative of the several underwriters named below, with respect to the shares of common stock subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the number of shares of common stock provided below opposite their respective names.

Underwriters	Number of Shares
Roth Capital Partners, LLC	7,150,000

Total	7,150,000

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock if any such shares are taken. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ over-allotment option described below.

Over-Allotment Option

We have granted the underwriters an option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to an aggregate of 1,072,500 additional shares of common stock to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus supplement and the accompanying prospectus. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.0123 per share. After this offering, the public offering price, concession and reallowance to dealers may be changed by the representative. No such change will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares of common stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discount payable to the underwriters by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares.

	Per share (1)	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$0.3500	$2,502,500	$2,877,875
Underwriting discount	$0.0245	$175,175	$201,451

__________________________

(1)	Does not include the warrants to purchase shares of common stock equal to 5% of the number of shares sold in the offering to be issued to the underwriter at the closing.

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We have agreed to reimburse the underwriters for certain out-of-pocket expenses, including the fees and disbursements of their counsel, not to exceed $75,000. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discount referred to above, will be approximately $250,000. The Company has agreed to pay financial advisory fees to certain third parties in an amount not to exceed $50,000 in the aggregate, none of whom are engaged in, or affiliated with any entity that is engaged in, the solicitation or distribution of this offering.

If we decide to pursue a private placement or another public offering of our equity, equity-linked or debt securities, at any time within nine months of the date of this prospectus supplement, other than certain offerings we may make to investors based in China, we are obligated to offer the representative the right to act as the exclusive placement agent or lead placement agent and sole book runner, as applicable, for such offering, in each case under a separate agreement containing terms and conditions customary for the representative and mutually agreed upon by us and the representative.

Underwriters’ Warrants

We have also agreed to issue to the underwriters warrants to purchase a number of our shares of common stock equal to an aggregate of 5% of the shares of common stock sold in this offering. The warrants will have an exercise price equal to 120% of the public offering price of the shares of common stock sold in this offering and may be exercised on a cashless basis. The warrants are not redeemable by us and will expire on the fifth anniversary of the effective date of this offering. The warrants will provide for adjustment in the number and price of such warrants (and the shares of common stock underlying such warrants) in the event of recapitalization, merger or other fundamental transaction. The warrants and the underlying shares of common stock have been deemed compensation by FINRA and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the underwriter warrants nor any shares of our common stock issued upon exercise of the underwriter warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the underwriter warrants are being issued, except the transfer of any security:

•	by operation of law or by reason of reorganization of the Company;

•	to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•	if the aggregate amount of securities of the Company held by either an underwriter or a related person do not exceed 1% of the securities being offered;

•	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

In addition, in accordance with FINRA Rule 5110(f)(2)(H), the underwriter warrants may not contain certain terms.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

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Affiliate Participation

Certain of our directors and their affiliates intend to purchase up to $200,000 of the shares of our common stock, in the aggregate, to be sold in this offering at the public offering price and on the same terms as the other purchasers in this offering. The shares held by these directors will be subject to the applicable lock-up restrictions described below.

Lock-up Agreements

We, our officers, directors and certain of our shareholders have agreed, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

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Listing and Transfer Agent

Our common stock is listed on the NYSE MKT and trades under the symbol “ESNC.” The transfer agent of our common stock is Computershare Trust Company, N.A.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

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NOTICE TO INVESTORS

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a Relevant Member State, an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

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•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares offered hereby are “securities.”

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LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus supplement will be passed upon for us by Godfrey & Kahn, S.C. Lowenstein Sandler LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of EnSync, Inc. as of and for the years ended June 30, 2016 and 2015, included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2016, incorporated by reference in this prospectus supplement and the registration statement of which this prospectus supplement is a part, have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in their report appearing therein. Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference into this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the sale of all the securities covered by this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended June 30, 2016, filed with the SEC on September 8, 2016;

•	our definitive proxy statement on Schedule 14A, filed with the SEC on October 11, 2016;

•	our Quarterly Reports on Form 10-Q filed with the SEC on November 10, 2016, February 14, 2017 and May 11, 2017;

•	our Current Reports on Form 8-K filed with the SEC on September 22, 2016, October 11, 2016, November 15, 2016, May 9, 2017 and June 23, 2017; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(b) of the Exchange Act on June 13, 2007, including any further amendment or report filed hereafter for the purpose of updating such description.

You may request a copy of these filings, at no cost, from us at Attention: Secretary, N93 W14475 Whittaker Way, Menomonee Falls, WI 53051 or you may call us at (262) 253-9800.

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Prospectus

$25,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

This prospectus relates to common stock, preferred stock, debt securities and warrants that we may sell from time to time in one or more offerings up to a total public offering price of $25,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock trades on the NYSE MKT under the symbol “ZBB”. As of March 20, 2014, the aggregate market value of our outstanding common stock held by non-affiliates was $75,973,699 based on 24,055,216 shares of outstanding common stock, of which 23,022,333 shares are held by non-affiliates, and a per share price of $3.30 which was the closing sale price of our common stock as quoted on the NYSE MKT on March 12, 2014. We have sold securities with an aggregate market value of $16,120,330 pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus and in any prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2014

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as ZBB Energy Corporation (www.sec.gov). Our web site is located at www.zbbenergy.com. The information contained on our web site is not part of this prospectus.

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934. This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

•	Annual Report on Form 10-K/A for the fiscal year ended June 30, 2013 as filed on September 30, 2013;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended June 30, 2013 from our definitive proxy statement on Schedule 14A, as filed on October 28, 2013;

•	Quarterly Reports on Form 10-Q for the quarters ended September 30, 2013 as filed on November 14, 2013 and December 31, 2013 as filed on February 14, 2014;

•	Current Reports on Form 8-K filed on July 1, 2013, September 27, 2013, October 18, 2013, December 17, 2013, December 20, 2013, February 12, 2014 and March 14, 2014 (other than the portions of those documents furnished but deemed not to have been filed); and

•	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form SB-2, filed with the SEC pursuant to Section 12(g) of the Exchange Act on October 27, 2006, including any further amendment or report filed hereafter for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Secretary, N93 W14475 Whittaker Way, Menomonee Falls, WI 53051 or you may call us at (262) 253-9800.

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein or in the accompanying prospectus (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered.

We may add or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

References in this prospectus to “ZBB”, the “Company”, “we”, “us” and “our” are to ZBB Energy Corporation and its subsidiaries.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

THE COMPANY

ZBB Energy Corporation (NYSE MKT: ZBB) designs, develops, and manufactures advanced energy storage, power electronic systems, and engineered custom and semi-custom products targeted at the growing global need for distributed renewable energy, energy efficiency, power quality, and grid modernization. ZBB and its power electronics subsidiary, Tier Electronics, LLC, have developed a portfolio of integrated power management platforms that combine advanced power and energy controls plus energy storage to optimize renewable energy sources and conventional power inputs whether connected to the grid or not. Tier Electronics participates in the energy efficiency markets through their hybrid vehicle control systems, and power quality markets with their line of regulation solutions. Together, these platforms solve a wide range of electrical system challenges in global markets for utility, governmental, commercial, industrial and residential end customers. Founded in 1986, ZBB's platforms ensure optimal efficiencies today, while offering the flexibility to adapt and scale to future requirements. ZBB's corporate offices, engineering and development, and production facilities are located in Menomonee Falls, WI, USA with a research facility also located in Perth, Western Australia. ZBB is in a joint venture with Meineng Energy, a $1 billion provider of leading-edge energy storage systems and solutions to the greater China market.

SELECTED FINANCIAL DATA

On October 31, 2013, the Company completed a one-for-five reverse stock split. As a result of the reverse split every five outstanding shares of common stock became one share of common stock. All information in this prospectus, except for information incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, has been presented to reflect the impact of the reverse split. The following selected financial data is based on common stock and per share data from our Form 10-K for the fiscal year ended June 30, 2013, as retrospectively adjusted to reflect the reverse split.

	Year ended June 30,
	2013	2012
Net Loss Attributable to Common Shareholders	$(11,878,915)	$(13,710,226)

Net Loss per share
Basic and diluted	$(0.75)	$(1.85)

Weighted average shares - basic and diluted	16,082,001	7,431,278

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of these securities for general corporate and working capital purposes, including to fund strategic initiatives that we may undertake from time to time and for product development. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of ZBB, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued as supplemented by any supplemental indenture applicable to your debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

Information You Will Find In The Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

•	the place or places where the principal and interest on the series of debt securities will be payable;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

•	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;

•	any other terms of the debt securities of the series which are not prohibited by the indenture; and

•	whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture and any coupons that will constitute part of such subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

•	any discounted debt securities; and

•	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depository for the registered global security to a nominee of the depository;

•	by a nominee of the depository to the depository or another nominee of the depository; and

•	by the depository or any nominee to a successor of the depository or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.

Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of ZBB, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or

•	any other matter relating to the actions and practices of the depository, its nominee or any of its participants.

We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•	the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depository within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by ZBB

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series, continued for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

•	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

•	to add guarantees to or secure any series of debt securities;

•	to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•	to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•	to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee; and

•	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	change the final maturity of the principal of, or any installment of interest on, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•	change the currency in which any debt securities are payable;

•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

•	modify the ranking or priority of the securities;

•	reduce any premium payable upon the redemption of any debt securities; or

•	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

We may not

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

•	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, incorporator or stockholder of ZBB, as such, shall have any liability for any obligations of ZBB under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of ZBB. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of ZBB to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

Limitations on Issuance of Bearer Debt Securities

Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement, in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

Our articles of incorporation authorize us to issue 10,000,000 shares of undesignated preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more series, without shareholder approval, when authorized by our board of directors. As of February 20, 2014, our board of directors had authorized and we had outstanding 3,000 shares of Series B convertible preferred Stock, and no other shares of preferred stock were issued or outstanding.

This section describes the general terms and provisions of the preferred stock we may offer as well as the terms of our Series B convertible preferred stock which may affect other securities that we may offer by this prospectus. This information may not be complete in all respects and is qualified entirely by reference to our articles of incorporation, with respect to each series of preferred stock, including the Series B convertible preferred stock.

The specific terms of any series of preferred stock will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our articles of incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Series B Convertible Preferred Stock

On September 26, 2013, we entered into a Securities Purchase Agreement with certain investors providing for the sale of a total of 3,000 shares of series B convertible preferred stock.

Shares of the series B convertible preferred stock were sold for $1000 per share (the “Stated Value”) and accrue dividends on the Stated Value at an annual rate of 10.0%. The series B convertible preferred stock is convertible into a total of 15,789,474 shares of our common stock at a conversion price equal to $0.19 (the “Conversion Price”). Upon any liquidation, dissolution or winding-up of the Company, holders of series B convertible preferred stock will be entitled to receive out of the assets of the Company an amount equal to two times the Stated Value, plus any accrued and unpaid dividends thereon. Shares of the series B preferred stock vote on an as-converted basis the same as our common stock.

In connection with the sale of the series B convertible preferred stock, each investor received a warrant to purchase a number of shares of common stock equal to 100% times such investor’s investment in the series B convertible preferred stock divided by the Conversion Price, at an exercise price equal to the Conversion Price. Each Warrant will be exercisable at any time on or prior to the close of business on the three year anniversary of issuance.

Future Classes of Series of Preferred Stock

Upon issuance of a new series of preferred stock, our board of directors is authorized, to specify:

•	the number of shares to be included in the series;

•	the annual dividend rate for the series, if any, and any restrictions or conditions on the payment of dividends;

•	the redemption price, if any, and the terms and conditions of redemption;

•	any sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible, the terms and conditions of conversion;

•	the amounts payable to holders upon our liquidation, dissolution or winding up; and

•	any other rights, preferences and limitations relating to the series, including voting rights.

Our board of director’s ability to authorize, without shareholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

Specific Terms of a Series of Preferred Stock

The new preferred stock we may offer will be issued in one or more series. The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the prospectus supplement, the new preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our articles of incorporation so permit.

Dividends

Holders of each series of newly issued preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Convertibility

Shares of a new series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which shares of preferred stock of a new series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of ZBB, holders of each series of newly issued preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

The holders of preferred stock of each new series will have no voting rights, except as required by law and as described below or in a prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.

Without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that series;

•	increase or decrease the par value of the shares of that series; or

•	alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.

No Other Rights

The shares of a new series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the prospectus supplement;

•	as provided in our articles of incorporation and in the certificate of designations; and

•	as otherwise required by law.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our articles of incorporation or bylaws and the applicable provisions of the Business Corporation Law of the State of Wisconsin. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our articles of incorporation, bylaws and the Business Corporation Law of the State of Wisconsin. For information on how to obtain copies of our articles of incorporation and bylaws, see the discussion above under the heading “Where You Can Find More Information.”

We may offer our common stock issuable upon the conversion of debt securities or preferred stock and the exercise of warrants.

Authorized Capital

We currently have authority to issue 150,000,000 shares of our common stock, par value $0.01 per share.

Voting Rights

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any securities of ZBB. Upon the liquidation, dissolution or winding up of ZBB, the holders of our common stock are entitled to receive pro rata the assets of ZBB which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

We have never paid any cash dividends on our common stock.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file as an exhibit to our registration statement at or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale.  The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement.  We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.  The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.  The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.  We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them.  In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids.  Over-allotment involves sales in excess of the offering size, which creates a short position.  Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions.  These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market.  Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for any such securities.  The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.  Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act.  With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of our shares of common stock.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

liability of directors and executive officers

Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law (“WBCL”) require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person. A corporation’s obligation to indemnify any such person includes the obligation to pay any judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney’s and other expenses except in those cases in which liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (iii) a transaction from which the person derived an improper personal profit; or (iv) willful misconduct.

Unless otherwise provided in a corporation’s articles of incorporation or by-laws or by written agreement, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners: (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification granted, by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation at such time as the director or officer furnishes to the corporation written affirmation of his good faith belief that he has not breached or failed to perform his duties and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of Sections 180.0850 to 180.0859 of the WBCL are not exclusive. A corporation may expand an officer’s or director’s right to indemnification (i) in its articles of incorporation or by-laws; (ii) by written agreement between the director or officer and the corporation; (iii) by resolution of its board of directors; or (iv) by resolution of a majority of all of the corporation’s voting shares then issued and outstanding.

As permitted by Section 180.0858 of the WBCL, ZBB has adopted indemnification provisions in its By-Laws which closely track the statutory indemnification provisions with certain exceptions. In particular, Article V of ZBB’s By-Laws provides (i) that an individual shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited, and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.

ZBB’s officers and directors are also covered by officers’ and directors’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the forgoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements of ZBB Energy Corporation as of and for the years ended June 30, 2013 and 2012, included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, incorporated by reference in this prospectus supplement and the registration statement of which this prospectus supplement is a part, have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in their report appearing therein (which report includes an explanatory paragraph relating to ZBB Energy Corporation’s ability to continue as a going concern). Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

7,150,000 Shares of Common Stock

ENSYNC, INC.

Prospectus Supplement

Roth Capital Partners

June 22, 2017